UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  01/26/2005

ACTIVE POWER INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-30939

Delaware	74-2961657
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2128 W. Braker Lane, BK12, Austin, TX 78758
(Address of Principal Executive Offices, Including Zip Code)

512 836 6464
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

(a)        On January 26, 2005 Active Power, Inc. (the "Company") entered into a letter agreement with David Gino, its Chief Operating Officer and Chief Financial Officer, wherein the Company agreed to set the period in which Mr. Gino could exercise options to purchase an aggregate of 198,000 shares of Active Power common stock at exercise prices ranging from $1.22 to $20.00 per share until January 30, 2006. In exchange for setting the exercise period for these options, Mr. Gino has agreed to continue his employment with the Company through the completion of certain financial reporting events, including the filing of the Company's Annual Report on Form 10-K. Mr. Gino announced his resignation from the Company on December 8, 2004.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

ACTIVE POWER INC

Date: January 26, 2005.	By:	/s/ Joseph F. Pinkerton, III
Joseph F. Pinkerton, III
Chairman of the Board, President and Chief Executive Officer